EXHIBIT (a)(5)


                                                             FORM OF NEW WARRANT


                             MEDIS TECHNOLOGIES LTD.
             (Incorporated under the laws of the State of Delaware)

         VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 30, 2003


Dated: [_____], 2003                            Warrant to Purchase [__] Shares
                                                of Common Stock and One-Year
                                                Warrants to Purchase [__] Shares
                                                of Common Stock

    WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK AND ONE-YEAR WARRANTS
    ------------------------------------------------------------------------



     THIS CERTIFIES THAT, FOR VALUE RECEIVED, [_____] or registered assigns (the "Holder") is entitled to purchase from Medis Technologies Ltd., a Delaware corporation (the "Company"), subject to the terms and conditions set forth in this Warrant and as of September 30, 2003 (or such later date as extended by the Company in its sole discretion, the "Exercise Date"), (a) [__] fully paid and nonassessable shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of the Company, and (b) one-year warrants ("One-Year Warrants" and, collectively with the Shares, the "Underlying Securities") to purchase [__] fully paid and nonassessable shares of Common Stock (a form of which is attached hereto as Exhibit A), pursuant to the terms and conditions of the Company's offer to exchange (the "Offer") currently outstanding warrants issued pursuant to the Company's 2002 shareholder loyalty program. Reference is hereby made to the Schedule TO and related tender offer materials filed on September 3, 2003 with the Securities and Exchange Commission (the "Offer Documents") for a complete description of the terms and conditions of the Offer.

     The aggregate price for the Underlying Securities exercised hereunder shall be $4.43 multiplied by the number of Shares set forth in clause (a) above (the "Purchase Price").

     The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

     1. EXERCISE OF WARRANT.
        -------------------

     1.1 MANNER OF EXERCISE. This Warrant may be exercised in whole and not in part, as of the Exercise Date, in accordance with the terms and conditions of the Offer, by payment (by certified check payable to the order of the Company or wire transfer) of the Purchase Price for all of the Underlying Securities specified in this Warrant. With receipt by the Company of the Exercise Price pursuant to the Offer, the Holder shall be deemed to be the holder of record of the Underlying Securities issuable upon such exercise promptly following the Exercise Date. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue or delivery of Underlying Securities upon exercise of this Warrant.

     1.2 ISSUANCE OF CERTIFICATES. Promptly after the exercise of the Warrant pursuant to the Offer, the Company shall issue to the Holder a certificate or certificates for the number of full Shares to which the Holder is entitled and an agreement or agreements for the number of One-Year Warrants to which the Holder is entitled, registered in such name or names as may be directed by the Holder. Warrants may not be exercised by, or Underlying Securities issued to, any Holder in any state in which such exercise would be unlawful.

     2. AUTHORIZATION OF SHARES. All Shares (and other securities and property) shall be duly authorized and, when issued upon exercise of this Warrant, shall be validly issued, fully paid and nonassessable and free of all preemptive rights.

     3. NO FRACTIONAL SHARES. No fractional shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. If the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a Share, the Company shall round such number up or down as appropriate.

     4. TRANSFER OF WARRANTS. The Warrants are not transferable.

     5. RIGHTS AS STOCKHOLDERS. Prior to the exercise of any Warrant represented hereby, the Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, to exercise any preemptive rights, to consent or to receive notice as stockholders of the Company in respect to the meetings of stockholders or the election of directors of the Company or any other matter.

     6. REGISTRATION OF UNDERLYING SECURITIES. The Company has filed a registration statement under the Federal securities laws with respect to, among other things, the Underlying Securities and has agreed to use its best efforts to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Securities Act of 1933, as amended, to the Holder exercising this Warrant.

     7. GOVERNING LAW. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

     8. NOTICE. Notices and other communications to be given to the Holder of the Warrant evidenced by this certificate shall be deemed to have been sufficiently given, if delivered or mailed, addressed in the name and at the address of such owner appearing on the records of the Company. Notices or other communications to the Company shall be deemed to have been sufficiently given only if delivered pursuant to the requirement thereof described in the Offer Documents.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, manually or in facsimile by an officer thereunto duly authorized.


                                    MEDIS TECHNOLOGIES LTD.


                                    By:  [SAMPLE]
                                         ------------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT A

                            FORM OF ONE-YEAR WARRANT
                            ------------------------

THIS WARRANT MAY NOT BE TRANSFERRED TO ANY PERSON EXCEPT AS OTHERWISE DESCRIBED BELOW

                              ---------------------

                             MEDIS TECHNOLOGIES LTD.
             (Incorporated under the laws of the State of Delaware)

           VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON [_____], 2004


                                                     Warrant to Purchase
                                                     [__] Shares of Common Stock
Dated: [_____], 2003


               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK
               --------------------------------------------------

No.

     THIS CERTIFIES THAT, FOR VALUE RECEIVED, [_____] or registered assigns (the "Holder") is entitled to purchase from Medis Technologies Ltd., a Delaware corporation (the "Company"), subject to the terms and conditions set forth in this Warrant, up to [__] fully paid and nonassessable shares of common stock, $.01 par value per share (the "Common Stock"), of the Company, at any time commencing on the date hereof (the "Commencement Date") and expiring at 5:00 p.m., New York City time, on [_____], 2004 (the "Expiration Date"). The price for each share of Common Stock exercised hereunder shall be $9.60, subject to adjustment as herein provided (the "Purchase Price").

     The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

     1. EXERCISE OF WARRANT.
        -------------------

     1.1 MANNER OF EXERCISE. This Warrant may be exercised in whole at any time, or in part from time to time, during the period commencing on the Commencement Date and expiring on the Expiration Date or, if any such day is a day on which banking institutions in the City of New York are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant to the Company at its principal office with the Subscription Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Purchase Price for the number of shares specified in such Form and instruments of transfer, if appropriate, duly executed by the Holder or its duly authorized attorney. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant. Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date.

     1.2 ISSUANCE OF CERTIFICATES. As soon as practicable after the exercise of a Warrant, the Company shall issue to the Holder a certificate or certificates for the number of full shares of Common Stock to which the Holder is entitled, registered in such name or names as may be directed by the Holder, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares of Common Stock as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities is then currently effective or an exemption thereunder is available. Warrants may not be exercised by, or securities issued to, any Holder in any state in which such exercise would be unlawful.

     2. RESERVATION OF SHARES. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities and property) from time to time receivable upon exercise of this Warrant. All such shares (and other securities and property) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable and free of all preemptive rights.

     3. NO FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. If the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, purchase such fractional interest, determined as follows:

        (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on The Nasdaq National Market or The Nasdaq SmallCap Market or the OTC Bulletin Board, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of such Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

        (ii) If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of such Warrant; or

        (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     4. STOCK DIVIDENDS; SPLIT-UPS. If after the issuance of the Warrants, and subject to the provisions herein the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective day thereof, the number of shares issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable Purchase Price shall be correspondingly decreased.

     5. AGGREGATION OF SHARES. If after the date hereof, and subject to the provisions herein, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, after the effective date of such consolidation, combination or reclassification, the number of shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares and the then applicable Purchase Price shall be correspondingly increased.

     6. REORGANIZATION, ETC. If after the date hereof any capital reorganization or reclassification of the Common Stock, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and fair provision shall be made whereby the registered holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the securities of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrants, had such reorganization, reclassification, consolidation, merger, or sale not taken place and in such event appropriate provision shall be made with respect to the rights and interests of the registered holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Purchase Price and of the number of shares of Common Stock purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and delivered to the Company the obligation to deliver to the registered holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

     7. FORM OF WARRANT. This Warrant Certificate need not be changed because of any adjustment pursuant to the terms herein, and Warrants issued after such adjustment may state the same Purchase Price and the same number of shares as is stated in this Warrant Certificate. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

     8. TRANSFER OF WARRANTS. The Warrants are not transferable, other than by will or by the laws of descent and distribution. Subject to the foregoing limitations, the Company shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Company.

     9. RIGHTS AS STOCKHOLDERS. Prior to the exercise of any Warrant represented hereby, the Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, to exercise any preemptive rights, to consent or to receive notice as stockholders of the Company in respect to the meetings of stockholders or the election of directors of the Company or any other matter.

     10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If any Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnify or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

     11. REGISTRATION OF WARRANTS AND COMMON STOCK. The Company has filed a registration statement under the Federal securities laws with respect to, among other things, the Warrants and the Common Stock and has covenanted and agreed to use its best efforts to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Holder exercising this Warrant.

     12. GOVERNING LAW. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

     13. NOTICE. Notices and other communications to be given to the Holder of the Warrant evidenced by this certificate shall be deemed to have been sufficiently given, if delivered or mailed, addressed in the name and at the address of such owner appearing on the records of the Company, and if mailed, sent registered or certified mail, postage prepaid. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or mailed, by registered or certified mail, postage prepaid, to the Company at 805 Third Avenue, 15th Floor, New York, New York 10022, Attn:
President, or at such other address as the Company shall have designated by written notice to such registered owner as herein provided. Notice by mail shall be deemed given when deposited in the United States mail as herein provided.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, manually or in facsimile by an officer thereunto duly authorized.


                                       MEDIS TECHNOLOGIES LTD.


                                       By:  [SAMPLE]
                                            -----------------------------------
                                            Name:
                                            Title:

                                SUBSCRIPTION FORM

      To Be Executed by the Registered Holder in Order to Exercise Warrants

          The undersigned Registered Holder hereby irrevocably elects to exercise _____________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in name of

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     (please print or type name and address)

and be delivered to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     (please print or type name and address)


and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated:
      ------------------   X  --------------------------------------------------
                              --------------------------------------------------
                              --------------------------------------------------
                                                    Address

                              --------------------------------------------------
                               Social Security or Taxpayer Identification Number


                              --------------------------------------------------
                                              Signature Guaranteed

                              --------------------------------------------------

                                   ASSIGNMENT

  FOR VALUE RECEIVED,

--------------------------------------------------------------------------------

hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     (please print or type name and address)

___________________________   of  the  Warrants   represented  by  this  Warrant
Certificate,     and    hereby    irrevocably     constitutes    and    appoints
________________________________________________________________________________

Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:                              X
       -------------------------       -----------------------------------------
                                                Signature Guaranteed

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.